Exhibit 99.1

Integrated Memory Logic Limited and Subsidiaries

Consolidated Financial Statements as of
December 31, 2013 and 2012 and for the Three Years Ended December 31, 2013, 2012 and 2011 and
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders

Integrated Memory Logic Limited

We have audited the accompanying consolidated financial statements of Integrated Memory Logic Limited and its subsidiaries (the “Group”), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the consolidated financial statements (expressed in United States dollars).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Group's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrated Memory Logic Limited and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

August 1, 2014

INTEGRATED MEMORY LOGIC LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands of U.S. Dollars, Except Per Share Amounts and Share Data)

	December 31			December 31
ASSETS	2013	2012	LIABILITIES AND SHAREHOLDERS’ EQUITY	2013	2012

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents (Note 3)	$114,883	$137,163	Accounts payable	$3,220	$4,641
Short-term investment (Note 4)	14,186	51	Accrued expenses (Note 10)	3,097	5,419
Accounts receivable, net (Note 5)	8,867	15,356	Deferred revenue	611	2,009
Inventories (Note 6)	2,475	4,897	Income tax payable	1,277	1,914
Prepaid expenses and other current assets (Note 7)	1,105	1,162	Warranty reserve (Note 11)	391	681
			Other current liabilities	54	534
Total current assets	141,516	158,629
			Total current liabilities	8,650	15,198
PROPERTY AND EQUIPMENT, NET (Note 8)	673	967
			OTHER LONG-TERM LIABILITIES
OTHER ASSETS			Long-term tax payable (Note 14)	3,305	4,483
Intangible assets, net (Note 9)	407	785	Deferred tax liabilities (Note 14)	53	-
Refundable deposits	312	312
Prepayment	-	39	Total long-term liabilities	3,358	4,483
Deferred tax assets - noncurrent (Note 14)	129	23
			Total liabilities	12,008	19,681
Total other assets	848	1,159
			COMMITMENTS (Note 17)

			SHAREHOLDERS’ EQUITY (Note 12)
			Common shares at NT$10 par value per share;
			Authorized - 100,000,000 shares;
			Issued - 78,318,422 shares and 80,971,331 shares as of December 31, 2013 and 2012, respectively Outstanding - 74,194,422 shares and 80,971,331 shares as of December 31, 2013 and 2012, respectively	24,142	25,024
			Additional paid-in capital	43,517	43,807
			Retained earnings
			Legal reserve	2,031	2,031
			Unappropriated earnings	70,589	70,238
			Accumulated other comprehensive income	(26)	(26)
			Treasury stock - 4,124,000 shares as of December 31, 2013 (Note 13)	(9,224)	-

			Total shareholders’ equity	131,029	141,074

TOTAL	$143,037	$160,755	TOTAL	$143,037	$160,755

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED MEMORY LOGIC LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In Thousands of U.S. Dollars, Except Per Share Amounts and Share Data)

	Years Ended December 31
	2013	2012	2011

NET SALES	$66,992	$97,557	$71,201

COST OF SALES (a)	31,707	46,595	34,491

GROSS PROFIT	35,285	50,962	36,710

OPERATING EXPENSES
Research and development (a)	12,033	12,920	10,580
Selling, general and administrative (a)	8,962	10,097	8,056

Total operating expenses	20,995	23,017	18,636

INCOME FROM OPERATIONS	14,290	27,945	18,074

NON-OPERATING INCOME
Interest income	486	434	340
Foreign exchange gain (loss), net	117	(128)	(134)
Other, net	7	131	20

Total non-operating income	610	437	226

INCOME BEFORE INCOME TAX	14,900	28,382	18,300

INCOME TAX EXPENSE (Note 14)	423	61	3,112

NET INCOME	14,477	28,321	15,188

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX EFFECT OF NIL
Foreign currency translation adjustments	-	-	(10)

COMPREHENSIVE INCOME	$14,477	$28,321	$15,178

BASIC EARNINGS PER SHARE (Note 16)	$0.18	$0.35	$0.19

DILUTED EARNINGS PER SHARE (Note 16)	$0.18	$0.35	$0.18

NUMBER OF SHARES USED IN EARNINGS PER SHARE CALCULATION:
Basic (in thousands)	78,670	79,780	80,719
Diluted (in thousands)	79,433	81,880	83,884

(Continued)

INTEGRATED MEMORY LOGIC LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In Thousands of U.S. Dollars, Except Per Share Amounts and Share Data)

(a)	Includes stock-based compensation charge as follows:

	Years Ended December 31
	2013	2012	2011

Cost of sales	$20	$43	$50
Research and development	568	682	520
Selling, general and administrative	201	532	520

The accompanying notes are an integral part of the consolidated financial statements.                      (Concluded)

INTEGRATED MEMORY LOGIC LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(In Thousands of U.S. Dollars, Except Share Data)

						Accumulated Other Comprehensive Income
				Retained Earnings		Cumulative
	Common Shares		Additional	Legal	Unappropriated	Translation		Shareholders’
	Shares	Amount	Paid-in Capital	Reserve	Earnings	Adjustment	Treasury Stock	Equity

BALANCE, JANUARY 1, 2011	73,888,090	$22,687	$42,158	$-	$43,629	$(16)	$-	$108,458

Appropriation of legal reserve	-	-		2,031	(2,031)	-		-

Issuance of shares for exercise of stock options	1,856,048	635	175	-	-	-		810

Acquisition of treasury stock - 4,305,000 shares	-	-	-	-	-	-	(16,164)	(16,164)

Retirement of treasury stock - 4,305,000 shares	(4,305,000)	(1,489)	(2,235)	-	(12,440)	-	16,164	-

Stock-based compensation	-	-	1,090	-	-	-	-	1,090

Net income for 2011	-	-	-	-	15,188	-	-	15,188

Foreign currency translation adjustments	-	-	-	-	-	(10)	-	(10)

BALANCE, DECEMBER 31, 2011	71,439,138	21,833	41,188	2,031	44,346	(26)	-	109,372

Appropriation of 2011 earnings Stock dividends - US$0.034 per share	7,253,990	2,429	-	-	(2,429)	-	-	-

Issuance of shares for exercise of stock options	2,278,203	762	1,362	-	-	-	-	2,124

Stock-based compensation	-	-	1,257	-	-	-	-	1,257

Net income for 2012	-	-	-	-	28,321	-	-	28,321

BALANCE, DECEMBER 31, 2012	80,971,331	25,024	43,807	2,031	70,238	(26)	-	141,074

Appropriation of the 2012 earnings Cash dividends	-	-	-	-	(8,108)	-	-	(8,108)

Issuance of shares for exercise of stock options	347,091	117	390	-	-	-	-	507

Acquisition of treasury stock - 7,124,000 shares	-	-	-	-	-	-	(17,710)	(17,710)

Retirement of treasury stock - 3,000,000 shares	(3,000,000)	(999)	(1,469)	-	(6,018)	-	8,486	-

Stock-based compensation	-	-	789	-	-	-	-	789

Net income for 2013	-	-	-	-	14,477	-	-	14,477

BALANCE, DECEMBER 31, 2013	78,318,422	$24,142	$43,517	$2,031	$70,589	$(26)	$(9,224)	$131,029

The accompanying notes are an integral part of the consolidated financial statements.

INTEGRATED MEMORY LOGIC LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands of U.S. Dollars)

	Years Ended December 31
	2013	2012	2011

OPERATING ACTIVITIES
Net income	$14,477	$28,321	$15,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	960	856	280
Stock-based compensation	789	1,257	1,090
Inventory write-downs	43	2,786	2,676
Deferred income taxes	141	(369)	147
Provision for (reversal of) warranty reserve	(228)	200	353
Others	2	7	-
Changes in operating assets and liabilities:
Accounts receivable, net	6,490	(4,105)	525
Inventories	2,379	(177)	(2,980)
Prepaid expenses and other current assets	(136)	213	627
Prepayment-noncurrent	38	(39)	-
Accounts payable	(2,084)	(922)	2,454
Accrued expenses	(1,660)	2,738	(454)
Income tax payable	(636)	1,136	373
Other current liabilities	(541)	343	(236)
Deferred revenue	(1,399)	1,075	401
Income taxes reserve - noncurrent	(1,179)	(2,644)	1,816

Net cash provided by operating activities	17,456	30,676	22,260

INVESTING ACTIVITIES
Acquisition of:
Short-term investment	(76,275)	(97)	(46)
Property and equipment	(291)	(428)	(997)
Intangible asset	-	(1,111)	(19)
Decrease (increase) in:
Proceeds from short-term investment	62,140	92	46
Refundable deposits	1	(42)	(114)

Net cash used in investing activities	(14,425)	(1,581)	(1,130)

FINANCING ACTIVITIES
Acquisition of treasury stock	(17,710)	-	(16,164)
Cash dividends paid	(8,108)	-
Proceeds from exercise of stock options	507	2,124	810

Net cash (used in) provided by financing activities	(25,311)	2,124	(15,354)

(Continued)

INTEGRATED MEMORY LOGIC LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands of U.S. Dollars)

	Years Ended December 31
	2013	2012	2011

EFFECTS OF CHANGES IN FOREIGN EXCHANGE RATE	$-	$(2)	$(7)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(22,280)	31,212	5,769

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	137,163	105,951	100,182

CASH AND CASH EQUIVALENTS AT END OF THE YEAR	$114,883	$137,163	$105,951

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
Cash paid for interest	$-	$-	$-
Cash paid for income tax	$2,329	$1,718	$324

The accompanying notes are an integral part of the consolidated financial statements.               (Concluded)

INTEGRATED MEMORY LOGIC LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars Unless Otherwise Noted)

1.	GENERAL

Business

Integrated Memory Logic Limited (the “Company”) was incorporated in April 2009 as a tax-exempt Company in the Cayman Islands with limited liability for the purpose of reorganizing Integrated Memory Logic, Inc. (IML US) and its subsidiaries. In 1995, IML US was founded in California, USA. The reorganization was completed on August 6, 2009 pursuant to a merger agreement, under which the Company issued 1.8198 common shares in exchange for one common share of IML US and issued 2.1514, 3.9739 and 1.8198 Series A, B and C preferred shares for one Series A, B and C preferred shares of IML US, respectively (referred to herein as the “share swap”). Following the reorganization, IML US became a wholly owned subsidiary of the Company. On May 4, 2010, the Company’s outstanding preferred shares were converted to common shares based on the conversion price and formula stated in the Company’s Articles of Association, under which the Company issued 1 common share in exchange for one preferred share. The Company’s shares have been listed on the Taiwan Stock Exchange since May 18, 2010.

The Company, together with its wholly-owned subsidiaries including IML US, IML International, IML Hong Kong Limited, IML Korea LLC, and IML Shanghai Limited (collectively the “Group”), is a fabless semiconductor group that develops and sells application-specific analog and mixed signal integrated circuits, used primarily in flat panel displays.

On April 26, 2014, the Board of directors (the “Board”) of the Company approved the merger with Image Sub Limited, a wholly owned subsidiary of Exar Corporation (“Merger”), and signed a merger agreement with Exar Corporation (“Merger Agreement”). After the Merger, the Company shall continue as the surviving company, while the Image Sub Limited shall be the extinguished company. The closing date of the Merger is scheduled to occur on September 19, 2014 and each share issued and outstanding immediately prior to the closing of the Merger shall be cancelled and cease to exist, in consideration and exchange for the right to receive NT$91 (equivalent to US$3.02) in cash per share without interest (the “Per Share Merger Consideration” from the tender offer given by Exar Corporation). However, if, between the date of the Merger Agreement and the closing of Merger, the Merger Agreement is revised, then the Per Share Merger Consideration shall be adjusted accordingly. The minimum tender condition is to acquire 70 percent of the company’s outstanding shares, which are approximately 51,964,096 shares. Such tender offer given by Exar Corporation was closed on May 29, 2014.

On May 29, 2014, Exar Corporation announced the successful completion of its tender offer to acquire the outstanding shares of the Company. As of the expiration date of the tender offer on May 29, 2014, a total of 68,319,091 shares were tendered, representing approximately 92% of the Company's outstanding shares, exceeding the minimum tender condition of 51,964,096 shares. The shares were tendered at the offering price of NT$91.00 (equivalent to US$3.02) per share.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-group accounts and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Significant accounting estimates reflected in the Group’s consolidated financial statements include valuation allowance for deferred income tax assets, inventory valuation, allowance for doubtful accounts, useful lives for property and equipment, impairment of long-lived assets and identified intangible assets, allowances for sales returns, deferred revenues, uncertain tax liabilities and stock-based compensation.

Concentration of Credit Risk

Financial instruments that potentially subject the Group to a concentration of credit risk consist of cash, cash equivalents, short-term investments and accounts receivable. Cash is deposited with high credit quality financial institutions. For cash equivalents and short-term investments, the Group invests primarily in time deposits with high credit quality. For accounts receivable, the Group performs ongoing credit evaluations of its customers’ financial condition and the Group maintains an allowance for doubtful accounts based upon a review of the expected collectability of individual accounts.

Fair Value of Financial Instruments

The Group measures its cash equivalents and short-term investment at fair value. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

The Group’s financial instruments include cash and cash equivalents, short-term investments, accounts receivable, and accounts payable. The carrying amounts approximate the fair value due to the short-term maturity of those instruments.

Cash and Cash Equivalents

The Group considers all highly liquid investments with maturities of not more than three months when purchased to be cash equivalents. Investments with maturities of more than three months are classified as short-term investments.

Inventories

Inventories are stated at the lower of standard cost or market value. The cost of inventories comprises cost of purchasing raw materials and where applicable, those overheads that have been incurred in bringing the inventories to their present location and condition. Inventories are recorded at standard cost and adjusted to actual weighted-average cost on the balance sheet date. The Group assesses its inventory for estimated obsolescence or unmarketable inventory based upon management’s assumptions about future demand and market conditions and writes down inventory as needed.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major additions and improvements to property and equipment are capitalized, while repairs and maintenance are expensed currently.

Depreciation is provided on a straight-line basis over useful lives estimated as follows: machinery and equipment - 3 years and office equipment - 2 to 5 years.

The related cost and accumulated depreciation are derecognized from the balance sheet upon asset disposal. Any gain or loss on disposal of asset is included in operating expenses in the year of disposal.

Long-lived Asset Impairment

The Group evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate the carrying value may not be recoverable. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from the asset is separately identifiable and is less than the carrying value. If impairment occurs, a loss based on the excess of the carrying value over the fair value of the long-lived asset is recognized. Fair value is determined by reference to discounted cash flows.

Intangible Assets

Intangible assets primarily represent patents, computer software, and trademarks acquired. Patents and computer software are initially recorded at cost and are amortized on a straight-line basis over three years. Trademarks are initially recorded at cost with indefinite life.

The intangible assets are reviewed for impairment whenever circumstances indicate that the useful life is shorter than the Group had originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Group assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets.

Treasury Stock

Treasury stock is stated at cost and shown as a deduction in shareholders’ equity.

Upon retirement of the Company’s shares, the excess of the average repurchase price over par value is allocated between additional paid-in capital and retained earnings.

Revenue Recognition

Revenue from product sales to customers, other than distributors, is recognized at the time of shipment and when title and right of ownership transfers to customers. The four criteria for revenue being realized and earned are when (1) persuasive evidence of an agreement exists, (2) delivery has occurred, (3) the fee is fixed and determinable, and (4) collectability is reasonably assured.

Allowances for sales returns and discounts are provided at the time of the recognition of the related revenues on the basis of experience and these provisions are deducted from sales.

In certain instances, the Group sells its products through distributors. On account of possible sales price reductions, rapid technology obsolescence in the industry and the Group’s distributors not being obligated to pay for shipments until products are sold through to their customers, sales made to distributors are deferred until the distributors sell the product.

Warranty Reserve

Provision for warranty claims represents the present value of the management' best estimates of the future outflow of economic benefits that will be required under the Group's obligations for warranties. The estimate has been made on the basis of historical warranty trends and may vary as a result of new production materials and altered manufacturing processes affecting product quality. The period of warranty shall start from the date of delivery of the product to the customer and shall cover a period of 1 to 3 years, depending on warranty terms agreed by different customers.

Research and Development

Research and development costs consist of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge and intellectual property that will be useful in developing new products or processes, or at significantly enhancing existing products or production processes as well as expenditures incurred for the design and testing of product alternatives or construction of prototypes. All expenditures related to research and development activities of the Group are charged to operating expenses when incurred.

Pension Costs

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered services entitling them to the contributions.

Income Tax

The provision for income tax represents income tax paid and payable for the current year plus the changes in the deferred income tax assets and liabilities during the relevant years. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the reported amounts of assets and liabilities in the financial statements and their respective tax bases, and operating loss and tax credit carryforwards. The Group believes that uncertainty exists regarding the realizability of certain deferred income tax assets and, accordingly, has established a valuation allowance for those deferred income tax assets to the extent the realizability is not deemed to be more likely than not. Deferred income tax assets and liabilities are measured using enacted tax rates.

The Group utilizes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained in a dispute with taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement.

Share-based Compensation

The Company grants stock options to its employees and estimates the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period of each separate vesting tranche. The Company has elected to use the Black-Scholes option pricing model to determine the fair value of stock options on the date of grant.

Foreign Currency Transactions

Foreign currency transactions are recorded at the rate of exchange in effect when the transaction occurs. Gains or losses, resulting from the application of different foreign exchange rates when cash in foreign currency is converted into the entities’ functional currency, or when foreign currency receivable and payable are settled, are credited or charged to income in the period of conversion or settlement. At year-end, the balances of foreign currency monetary assets and liabilities are recorded based on prevailing exchange rates and any resulting gains or losses are credited or charged to income.

Comprehensive Income (Loss)

Comprehensive income (loss) represents net income (loss) plus the results of certain changes in shareholders’ equity during a period from non-owner sources.

Recent Accounting Pronouncements

In February 2013, the Financial Accounting Standard Board (“FASB”) amended its presentation guidance on comprehensive income to improve the reporting of reclassifications out of accumulated other comprehensive income (“AOCI”). The new accounting guidance requires entities to provide information about the amounts reclassified out of AOCI by component. In addition, entities are required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, entities are required to cross-reference to other disclosures that provide additional details about those amounts. The amended guidance is effective prospectively for reporting periods beginning after December 15, 2012. The adoption of this guidance did not have a material impact on the Group’s results of operations, financial position or cash flows.

In March 2013, the FASB issued an accounting update that amended guidance on a parent’s accounting for the cumulative translation adjustment upon derecognition of a subsidiary or group of assets within a foreign entity. This guidance requires that the parent release any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The guidance is effective for fiscal years beginning after December 15, 2013. The adoption of this guidance is not expected to have a material impact on the Group’s results of operations, financial position or cash flows.

In May 2014, the FASB and the International Accounting Standards Board (IASB) issued, ASU 2014-09 (Topic 606) Revenue from Contracts with Customers. The guidance substantially converges final standards on revenue recognition between the FASB and IASB providing a framework on addressing revenue recognition issues and, upon its effective date, replaces almost all existing revenue recognition guidance, including industry-specific guidance, in current U.S. generally accepted accounting principles. The ASU is effective for annual reporting periods beginning after December 15, 2016. The Group is currently evaluating the impact of adopting ASU 2014-09 to determine the impact, if any, that it may have on the Group’s current practices.

In June 2014, the FASB issued ASU 2014-12 (Topic 718) Compensation-Stock Compensation. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. As indicated in the definition of vest, the stated vesting period (which includes the period in which the performance target could be achieved) may differ from the requisite service. The ASU is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Group is currently evaluating the impact of adopting ASU 2014-09 to determine the impact, if any, that it may have on the Group’s current practices.

3.	CASH AND CASH EQUIVALENTS

(In Thousands)

	December 31
	2013	2012

Time deposits	$35,908	$31,343
Savings and checking accounts	78,973	105,818
Cash on hand	2	2

	$114,883	$137,163

4.	SHORT-TERM INVESTMENTS

(In Thousands)

	December 31
	2013	2012

Time deposits with maturities more than three months	$14,186	$51

5.	ACCOUNTS RECEIVABLE, NET

(In Thousands)

	December 31
	2013	2012

Accounts receivable	$8,912	$15,431
Less: Allowance for sales returns	45	75

	$8,867	$15,356

6.	INVENTORIES

(In Thousands)

	December 31
	2013	2012

Finished goods	$1,417	$1,665
Work-in-process	180	324
Raw materials	878	2,908

	$2,475	$4,897

For the years ended December 31, 2013, 2012, and 2011, inventory write-downs were $43,000, $2,786,000 and $2,676,000, respectively.

7.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

(In Thousands)

	December 31
	2013	2012

Prepaid expenses	$360	$483
Interest receivable	110	45
Deferred income tax assets	408	601
Prepaid income tax	227	33

	$1,105	$1,162

8.	PROPERTY AND EQUIPMENT, NET

(In Thousands)

	December 31
	2013	2012

Cost
Machinery and equipment	$2,015	$1,950
Office equipment	543	402
	2,558	2,352
Accumulated depreciation
Machinery and equipment	1,576	1,206
Office equipment	309	179
	1,885	1,385

	$673	$967

Depreciation expense recognized during the years ended December 31, 2013, 2012 and 2011 was approximately $585,000, $507,000 and $264,000, respectively.

9.	INTANGIBLE ASSETS, NET

Intangible assets consisted of the following as of December 31, 2013:

(In Thousands)

	Gross Carrying Amount	Accumulated Amortization	Net

Patents	$1,098	$(702)	$396
Computer software	211	(203)	8
Trademark	3	-	3

	$1,312	$(905)	$407

Intangible assets consisted of the following as of December 31, 2012:

(In Thousands)

	Gross Carrying Amount	Accumulated Amortization	Net

Patents	$1,098	$(336)	$762
Computer software	299	(279)	20
Trademark	3	-	3

	$1,400	$(615)	$785

Amortization expense of the intangible assets acquired was approximately $375,000, $349,000 and $16,000 for the years ended December 31, 2013, 2012 and 2011, respectively. The estimated amortization expense of the intangible assets as of December 31, 2013 for the coming two years was as follows:

(In Thousands)

Year

2014	$373
2015	31

$404

10.	ACCRUED EXPENSES

(In Thousands)

	December 31
	2013	2012

Accrued salary and bonus	$1,330	$2,723
Engineering related expenses	592	955
Accrued vacation	355	508
Remuneration to directors	300	445
Deferred rent	123	128
Other accrued expenses	397	660

	$3,097	$5,419

11.	WARRANTY RESERVE

A reconciliation of the beginning and ending balance of warranty reserve was as follows:

(In Thousands)

	Years Ended December 31
	2013	2012	2011

Balance, January 1	$681	$650	$482
Charges (reversal)	(228)	200	353
Usage	(62)	(169)	(185)

Balance, December 31	$391	$681	$650

12.	SHAREHOLDERS’ EQUITY

a.	Additional paid-in capital

	December 31
	2013	2012

Paid-in capital in excess of par value	$38,529	$39,293
Expired warrants	916	916
Stock options	4,072	3,598

	$43,517	$43,807

b.	Appropriation of earnings and dividend policy

Under the Company’s Articles of Association, the Company should make appropriations from its annual net income in the following order: First, offset its deficits in previous years that have not been previously offset. Second, set aside a special capital reserve (if one is required in accordance with the applicable public company rules, or as requested by the authorities in charge). Last, the Company may set aside between 0% to 3% of the balance as bonus to directors and an additional amount not lower than 1% of the balance as bonus to employees. Any balance left together with any undistributed profits from prior years may be distributed as dividends (including cash dividends or share dividends) or bonuses in accordance with the Statute and the applicable public company rules and after taking financial, business and operational factors into consideration. The amount of dividends to be distributed (including cash and share dividends) to the shareholders in any given year should not be less than 10% of the annual net income of the applicable year.

For the years ended December 31, 2013 and 2012, the bonuses to employees were accrued at about 3.58% and 3% of net income, or $518 thousand and $900 thousand, respectively, and the remunerations to directors were accrued at about 2.07% and 2% of net income, or $300 thousand and $445 thousand, respectively. The bonuses to employees and remunerations to directors were accrued from net income (with the bonus and numeration added back). Material differences between these accruals and the amounts proposed by the Board in the following year are adjusted for in the year of the proposal. If the actual amounts subsequently resolved by the shareholders differ from that of the proposed amounts, the differences are recorded in the year of shareholders’ resolution as a change in accounting estimate. If a share bonus is resolved to be distributed to employees, the number of shares is determined by dividing the amount of the share bonus by the closing price (after considering the effect of cash and share dividends) of the shares of the day preceding the shareholders’ meeting.

The appropriations from the earnings of 2013, 2012 and 2011 were as follows:

	Appropriation of Earnings	Dividends Per Share
2013

Share dividends	$1,447	$0.019

2012

Cash dividends	8,108	0.104

2011

Share dividends	2,429	0.034

The bonus to employees and remunerations to directors for 2013, 2012 and 2011 were as follows:

	Remuneration to Directors
	2013	2012	2011

Amount approved in the shareholders’ meeting	$170	$540	$300
Amount recognized in the respective financial statements	(300)	(445)	(300)

	$(130)	$95	$-

	Bonus to Employees
	2013	2012	2011

Amount approved in the shareholders’ meeting	$289	$892	$166
Amount recognized in the respective financial statements	(518)	(900)	(166)

	$(229)	$(8)	$-

The differences between the approved amounts of the bonus to employees and remuneration to directors and the accrual amount recognized in the financial statements for the years ended December 31, 2013 and 2012 were primarily due to changes in estimates that had been adjusted in profit and loss in the following year upon shareholder’s resolution.

Information on the bonus to employees and directors is available on the Market Observation Post System website of the Taiwan Stock Exchange (the “TWSE”).

13.	TREASURY STOCK

In 2011, the Board approved the repurchase of up to 7,500 thousand shares of the Company’s common shares from the TWSE at the market price in the range between NT$86 to NT$140 (equivalent to US$2.97 to US$4.84) per share. As of December 31, 2011, the Company had repurchased 4,305 thousand shares for $16,164 thousand. All repurchased shares were subsequently retired by the end of 2011.

In 2013, the Board approved on April 12, 2013 and November 13, 2013 to repurchase 3,000,000 shares and 5,000,000 shares, respectively, of the Company’s common shares from the TWSE at the market prices in the range between NT$65 to NT$139 (equivalent to US$2.17 to US$4.64) and between NT$50 to NT$90 (equivalent to US$1.69 to US$3.04) per share, respectively. As of December 31, 2013, the Company had repurchased 7,124,000 shares for $17,710 thousand. The Company then retired 3,000,000 shares and 4,124,000 shares on July 4, 2013 and February 12, 2014, respectively.

14.	INCOME TAX

The Company is not subject to income or other taxes in the Cayman Islands. However, subsidiaries are subject to taxes of the jurisdiction where they are located.

a.	Income (loss) before income taxes consisted of:

(In Thousands)

	Years Ended December 31
	2013	2012	2011

Cayman Islands	$(650)	$(1,844)	$(311)
Foreign	15,550	30,226	18,611

	$14,900	$28,382	$18,300

Income tax expense consisted of:

(In Thousands)

	Years Ended December 31
	2013	2012	2011

Current	$282	$430	$2,965
Deferred	141	(369)	147

Income tax expense	$423	$61	$3,112

A reconciliation of accounting profit and income tax expenses is as follows:

(In Thousands)

	Years Ended December 31
	2013	2012	2011

Tax expense at Cayman statutory rate	$-	$-	$-
Increase (decrease) in tax resulting from:
Differences between Cayman and foreign statutory tax rates	1,857	2,751	1,795
Permanent differences	304	188	(273)
Temporary differences	(6)	(192)	(435)
Net changes in valuation allowance of deferred income tax assets	245	287	291
Liabilities related to unrealized tax benefits	(1,217)	(2,822)	1,816
Investment tax credits used	(474)	(125)	(341)
Adjustment of prior years’ taxes and others	(286)	(26)	259

Income tax expense	$423	$61	$3,112

b.	Deferred tax assets and liabilities

The deferred income tax assets and liabilities as of December 31, 2013 and 2012 consisted of the following:

(In Thousands)

	Years Ended December 31
	2013	2012
Deferred income tax assets
Research and development credits	$1,246	$991
Accrued vacation	113	167
Stock-based compensation	145	144
Others	236	280
	1,740	1,582
Valuation allowance	(1,203)	(958)

Total net deferred income tax assets	$537	$624

Current	$408	$601
Non-current	$129	$23

Deferred income tax liabilities
Others	$53	$-

The valuation allowance shown in the table above relates to research and development credits for which the Group believes that realization is not more than likely. The valuation allowance increased by $245,000 and $287,000 for the years ended December 31, 2013 and 2012, respectively. The changes in the valuation allowance in 2013 and 2012 were primary due to the fluctuations in research and development credits from IML US that could not be utilized.

c.	As of December 31, 2013, research and development credits based on state tax laws comprised of the following:

(In Thousands)

Year of State of California Tax Credit Filing	Total Creditable Amount	Remaining Creditable Amount	Expiry Year

2009	$230	$152	None
2010	563	563	None
2011	363	363	None
2012	421	421	None
2013	388	388	None

	$1,965	$1,887

d.

The accounting guidance for income taxes prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. An accrual for uncertain tax positions can result in a difference between the estimated benefit recorded in the Group's financial statements and the benefit taken or expected to be taken in the Group's income tax returns. This difference is generally referred to as an “unrecognized tax benefit”. In accordance with these provisions, the Group records unrecognized tax benefits, where appropriate, for all uncertain income tax positions.

A reconciliation of the beginning and ending balance of total unrecognized tax benefits was as follows:

(In Thousands)

	Years Ended December 31
	2013	2012	2011

Balance at beginning of year	$3,799	$5,978	$4,683
Gross increase related to prior year tax positions	-	109	-
Gross decrease related to prior year tax positions	(1,461)	(2,982)	-
Gross increase related to current year tax positions	126	551	1,295
Effect of foreign exchange differences	38	143	12

Balance at end of year	$2,502	$3,799	$5,978

The Group’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. For the years ended December 31, 2013, 2012, and 2011, the total amount of interest expense and penalties related to tax uncertainty recorded in the provision for (reversal of) income expense was approximately $119,000, $(499,000), and $521,000, respectively. Accrued interest and penalties included in the Group’s liability related to unrecognized tax benefits were approximately $958,000 and $839,000 as of December 31, 2013 and 2012, respectively. The total unrecognized tax benefits that, if recognized currently, would impact the Group’s effective tax rate were approximately $2,314,000 and $3,611,000, respectively. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease during the next 12 months.

e.

The Group files income tax returns in the U.S. federal jurisdiction, California state jurisdiction, and various foreign jurisdictions. The Group’s tax years for 2010 and forward are subject to examination by the U.S. tax authorities; the Group's tax years for 2009 and forward are subject to examination by the California state tax authorities; and the Group's tax years for 2007 and forward are subject to examination by tax authorities in material foreign jurisdictions. Research and development tax credit carry forwards arising in closed tax years may be subject to adjustment. The Group's California income tax returns for the years ended December 31, 2010 and December 31, 2009 are currently under examination.

15.	STOCK-BASED COMPENSATION

Stock Option Plans

In March 2007, the Board of IML US adopted the 2007 Stock Plan (the “2007 Plan”), under which 2,000 thousand common shares were reserved for issuance. The Board of IML US also approved that any reserved shares pertaining to unexercisable options granted under the 1997 Plan were transferred to the 2007 Plan, which also resulted in the Board terminating the 1997 plan. Due to a reorganization on August 6, 2009, the Company assumed the 2007 Plan and modified each outstanding option to be exercisable for the purchase of the Company’s common shares equal to the number of exercisable common shares of IML US under the stock option multiplied by 1.8198. The number of common shares reserved for issuance was consequently increased to 3,834 thousand shares. On August 18, 2009, the Board of the Company approved the increase in the number of common shares reserved for issuance by 3,500 thousand shares to a total of 7,334 thousand shares. Under the 2007 Plan, options were granted to qualified employees, directors and consultants of the Group. Each unit of option entitles the holder to subscribe for one common share of the Company when the options become exercisable. The options granted to a holder are typically valid for 10 years and vest 25% one year after the date of grant, with the remaining balance vesting 1/48 in equal monthly installments over the following 36 months. The options are granted at an exercise price equal to the fair value of the Company’s common share on the grant date. For any changes in the Company’s common shares, the exercise price and the number of options will be adjusted accordingly.

On January 20, 2010, the Board resolved to amend the vesting period for certain stock options granted by the Company on August 18, 2009. The aggregate units corresponding to the amended stock options total 945 thousand units. As amended, these options vest 50% two years after the date of grant, with the remaining balance vesting 1/48 in equal monthly installments over the following 24 months. The modification did not result in any incremental costs.

Stock option plans adopted by the Board of the Company in 2012 and 2011 were as follows:

Adopted on October 31, 2012

Authorized units	2,000,000 units
Grant date	December 25, 2013	June 24, 2013	March 21, 2013	December 13, 2012
Units granted	67,000 units	230,000 units	739,000 units	940,000 units
Contractual term	10 years	10 years	10 years	10 years
Vesting conditions	Vesting 50% two years after date of grant and remaining balance vesting 1/4 in equal annual installments over the following two years	Vesting 50% two years after date of grant and remaining balance vesting 1/4 in equal annual installments over the following two years	Vesting 50% two years after date of grant and remaining balance vesting 1/4 in equal annual installments over the following two years	Vesting 50% two years after date of grant and remaining balance vesting 1/4 in equal annual installments over the following two years
Estimated forfeiture rate	8%	8%	8%	8%

Adopted on March 23, 2011

Authorized units	1,500,000 units
Grant date	May 1, 2012	August 8, 2011
Units granted	329,000 units	1,171,000 units
Contractual term	10 years	10 years
Vesting conditions	Vesting 50% two years after date of grant and remaining balance vesting 1/4 in equal annual installments over the following two years	Vesting 50% two years after date of grant and remaining balance vesting 1/4 in equal annual installments over the following two years
Estimated forfeiture rate	8%	8%

The options are granted at an exercise price equal to the fair value of the Company’s common share on the grant date, and one unit of option is exercised for one share. If there are any changes in the Company’s common shares, the exercise price and the number of options will be adjusted accordingly.

A summary of the Company’s stock option activity under the plans as of December 31, 2013, the changes during the year then ended is presented as follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contract	Aggregate
	Options Shares	Price	Life	Intrinsic Value

Outstanding options, January 1, 2013	4,244,565	$2.38
Granted	1,036,000	2.88
Exercised	(347,091)	1.46
Forfeited	(1,171,417)	3.00

Outstanding options, December 31, 2013	3,762,057	2.41	7.01	$939,720

(Continued)

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Contract	Aggregate
	Options Shares	Price	Life	Intrinsic Value

Vested and expected to vest options at December 31, 2013	2,444,508	1.95	6.33	$935,057
Exercisable options at December 31, 2013	2,291,557	2.05	5.45	$935,057

(Concluded)

The total intrinsic value of options exercised during the years ended December 31, 2013, 2012 and 2011 were $203,000, $2,118,000 and $639,000, respectively.

Information on outstanding and exercisable options as of December 31, 2013 was as follows:

Exercise Price (US$)	Number Outstanding	Weighted-average Remaining Contractual Life (Years)	Exercisable Options

$0.49	161,980	3.33	161,980
0.90	43,233	3.54	43,233
1.09	96,971	4.12	96,971
1.10	100,561	4.64	100,561
1.60	78,086	5.33	78,086
1.79	59,687	5.53	59,687
1.88	1,125,539	5.63	1,125,539
2.61	6,000	5.83	6,000
2.70	818,000	7.60	410,250
3.30	231,000	8.33	209,250
3.01	547,000	8.95	-
3.09	215,000	9.22	-
2.42	212,000	9.48	-
2.10	67,000	10.00	-

As of December 31, 2013, there was $1,044,000 of total unrecognized compensation cost related to nonvested stock-based compensation arrangements granted under the stock option plans. The cost is expected to be recognized over a weighted-average period of 2.82 years.

Cash received from option exercise under all share-based payment arrangements for the years ended December 31, 2013, 2012 and 2011 was $507,000, $2,124,000 and $810,000, respectively.

The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes option pricing model that use the assumptions in the following table. Risk-free interest rate is based on the interest of Taiwan zero coupon government bond with duration of 6 years. The Company uses the simplified method to estimate the expected life because the Company had limited relevant historical information to support exercise behavior of the employees who had been granted options. Expected volatilities are based on historical volatility of stock prices of US and Taiwan benchmark companies for duration of 6 years. The dividend yield is based on the rate of dividends divided by the stock price on the date the dividends were paid.

Options granted in 2013, 2012, and 2011 were priced using the Black-Scholes model, and the inputs to the model were as follows:

Grant date:	December 25, 2013	June 24, 2013	March 21, 2013
Grant-date price:	$2.10	$2.53	$3.23
Exercise price:	$2.10	$2.53	$3.23
Expected volatility:	45.61%	47.24%	47.01%
Expected life (years):	6.375 years	6.375 years	6.375 years
Expected dividend yield:	4.45%	0%	0%
Risk-free interest rate:	1.19%	1.07%	1.05%

Grant date:	December 13, 2012	May 1, 2012	December 8, 2011
Grant-date price:	$3.15	$3.79	$3.07
Exercise price:	$3.15	$3.79	$3.07
Expected volatility:	47.10%	48.08%	49.10%
Expected life (years):	6.375 years	6.375 years	6.375 years
Expected dividend yield:	0%	0%	0%
Risk-free interest rate:	0.93%	1.38%	1.14%

The weighted-average grant-date fair values of options granted during the years ended December 31, 2013, 2012 and 2011 were $1.49, $1.57 and $1.24, respectively.

Stock-based compensation expenses recognized were $789,000, $1,257,000 and $1,090,000 for the years ended December 31, 2013, 2012 and 2011, respectively. Tax benefits (expenses) recognized were $1,000, $62,000, and $(56,000) for the years ended December 31, 2013, 2012 and 2011, respectively.

16.	EARNINGS PER SHARE

Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share is calculated by dividing net income by the weighted average number of common and dilutive common equivalent shares outstanding during the year, using the treasury stock method for options.

Earnings and weighted average shares used to calculate EPS were as follows:

(In Thousands)

	Years Ended December 31
	2013	2012	2011

Income used to calculate basic EPS	$14,477	$28,321	$15,188
Income used to calculate diluted EPS	$14,477	$28,321	$15,188

Shares

(In Thousands of Shares)

	Years Ended December 31
	2013	2012	2011
Weighted average shares (in thousand) used to calculate basic EPS	78,670	79,780	80,719
Dilutive effect of potential common shares:
Stock options	763	2,100	3,265

Weighted average shares used to calculate dilutive EPS	79,433	81,880	83,884

Basic earnings per share	$0.18	$0.35	$0.19
Diluted earnings per share	$0.18	$0.35	$0.18

17.	COMMITMENTS

Lease Commitments

Operating leases refer to leases of office within duration of 1 to 5 years. The Group does not have an option to buy the leased office at the expiry of the lease periods. For the years ended December 31, 2013, 2012 and 2011, leasing costs charged to income in relation to these agreements were $760,000, $676,000 and $573,000, respectively.

As of December 31, 2013, future minimum lease payments under all non-cancelable operating lease agreements were as follows:

(In Thousands)

Year	Operating Leases

2014	$678
2015	530
2016	392
2017	245

Total minimum lease payments	$1,845

18.	FINANCIAL INSTRUMENTS

Information on the Group’s financial instruments was as follows:

(In Thousands)

	December 31
	2013		2012
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
Assets
Cash and cash equivalents	$114,883	$114,883	$137,163	$137,163
Short-term investments	14,186	14,186	51	51
Accounts receivable	8,867	8,867	15,356	15,356
Interest receivable	110	110	45	45
Liabilities
Accounts payable	3,220	3,220	4,641	4,641
Accrued expenses	3,097	3,097	5,419	5,419

The carrying amounts of cash and cash equivalents, short-term investment, accounts receivable interest receivable, accounts payable and accrued expenses reported in the consolidated balance sheets approximate their estimated fair values.

19.	SEGMENT INFORMATION

The Group engages in the following industry: development and sale of application- specific analog and mixed signal integrated circuits for flat panel displays. The Group's chief operating decision maker (“CODM”), the Chief Executive Officer, reviews information on an enterprise-wide basis to assess performance and allocate resources and has determined the Group has one reporting segment.

The Company does not identify or allocate assets by operating segment, nor does the CODM evaluate operating segments using discrete asset information. The accounting policies for segment reporting are the same as for the Group as a whole.

Net sales to external customers by products were as follows:

(In Thousands)

	Years Ended December 31
	2013	2012	2011

P-Gamma	$32,758	$50,777	$13,248
Vcom	19,435	30,516	43,235
DVR/Pvcom	11,037	13,270	12,012
Other	3,762	2,993	2,706

	$66,992	$97,557	$71,201

Net sales to external customers by geographic region are based on the customer’s ship-to location and were as follows:

(In Thousands)

	Years Ended December 31
	2013	2012	2011

Korea	$26,925	$54,331	$45,822
Taiwan	21,074	24,112	20,858
China	17,059	12,946	3,827
Other	1,934	6,168	694

	$66,992	$97,557	$71,201

For the years ended December 31, 2013 and 2012, three customers accounted for 10% or more of net sales. For the year ended December 31, 2011, four customers accounted for 10% or more of net sales. The percentage of net sales to these customers was as follows:

	Years Ended December 31
	2013	2012	2011

Customer A	31%	38%	50%
Customer B	28%	16%	14%
Customer C	14%	5%	-
Customer D	9%	17%	13%
Customer E	2%	7%	14%

Long-lived assets consisted of property and equipment and were as follows based on the physical location of the assets at the end of each year:

(In Thousands)

	December 31
	2013	2012	2011

U.S.A.	$317	$628	$867
Korea	94	135	138
Other	262	204	49

	$673	$967	$1,054